UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2007

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690

(Address of Principal Executive Offices)

(609) 585-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On February 14, 2007, Yardville National Bancorp, referred to as the “Company,” disclosed various correspondence between the Company and its counsel and Lawrence B. Seidman and his counsel. The disclosed correspondence is described below and copies of the correspondence are attached as exhibits to this report.

On January 29, 2007 and January 31, 2007, the Company’s chief legal officer sent letters to Peter R. Bray, Esq. regarding allegations of selective disclosure raised in his letter dated January 26, 2007 and filed with the Securities and Exchange Commission on January 29, 2007 as an exhibit to Lawrence B. Seidman’s Amendment No. 12 to his Schedule 13D. Copies of our chief legal officer’s letters are attached as Exhibits 99.1 and 99.2. On February 1, 2007, Mr. Bray responded to our chief legal officer. His response is attached as Exhibit 99.3. On February 6, 2007, the Company’s counsel responded to Mr. Bray. A copy of our counsel’s letter is attached hereto as Exhibit 99.4.

On February 7, 2007, the Company’s counsel sent a letter to Mr. Bray regarding issues related to our annual meeting raised in Mr. Bray’s letter dated February 5, 2007 and filed with the Securities and Exchange Commission on February 6, 2007 as an exhibit to Lawrence B. Seidman’s Amendment No. 14 to his Schedule 13D. A copy of our counsel’s letter is attached hereto as Exhibit 99.5.

On February 12, 2007, the Company’s Chief Executive Officer, Patrick M. Ryan, sent a letter to Lawrence B. Seidman regarding issues raised in his letter dated February 5, 2007 and filed with the Securities and Exchange Commission on February 6, 2007 as an exhibit to his Amendment No. 14 to his Schedule 13D. A copy of Mr. Ryan’s letter is attached hereto as Exhibit 99.6.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Letter dated January 29, 2007 to Peter R. Bray, Esq.
99.2	Letter dated January 31, 2007 to Peter R. Bray, Esq.
99.3	Letter dated February 1, 2007 to Daniel J. O’Donnell, Esq.
99.4	Letter dated February 6, 2007 to Peter R. Bray, Esq.
99.5	Letter dated February 7, 2007 to Peter R. Bray, Esq.
99.6	Letter dated February 12, 2007 to Lawrence B. Seidman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: February 14, 2007	By: Stephen F. Carman Stephen F. Carman Vice President and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Letter dated January 29, 2007 to Peter R. Bray, Esq.
99.2	Letter dated January 31, 2007 to Peter R. Bray, Esq.
99.3	Letter dated February 1, 2007 to Daniel J. O’Donnell, Esq.
99.4	Letter dated February 6, 2007 to Peter R. Bray, Esq.
99.5	Letter dated February 7, 2007 to Peter R. Bray, Esq.
99.6	Letter dated February 12, 2007 to Lawrence B. Seidman